As filed with the Securities and Exchange Commission on February 11, 2003
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              AMTECH SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

               Arizona                                            86-0411215
    (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

 131 South Clark Drive, Tempe, Arizona                               85281
(Address of Principal Executive offices)                          (Zip Code)

                             1998 Stock Option Plan
                            (Full title of the plan)

                                 Robert T. Hass
                              Amtech Systems, Inc.
                              131 South Clark Drive
                              Tempe, Arizona 85281
                     (Name and address of agent for service)

                                 (480) 967-5146
         (Telephone number, including area code, of agent for service)

                                  With copy to:

                              Gregory R. Hall, Esq.
                        Squire, Sanders & Dempsey L.L.P.
                       40 North Central Avenue, Suite 2700
                             Phoenix, Arizona 85004
                                 (602) 528-4000

                                                                     Page 1 of 8
                                                         Exhibit Index on Page 8

                         CALCULATION OF REGISTRATION FEE

========================================================================================
                                                PROPOSED       PROPOSED
       TITLE OF                                  MAXIMUM        MAXIMUM
      SECURITIES                   AMOUNT       OFFERING       AGGREGATE      AMOUNT OF
         TO BE                     TO BE          PRICE        OFFERING     REGISTRATION
      REGISTERED                 REGISTERED    PER SHARE(1)     PRICE(1)         FEE
----------------------------------------------------------------------------------------
Common Stock, $.01 par value     200,000(1)      $3.02(2)      $604,000(1)     $55.57
========================================================================================

(1) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to adjustments deemed necessary or equitable by the Board of Directors of the Registrant upon stock splits, stock dividends, or other similar changes in capitalization, as provided in the 1998 Stock Option Plan.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of Common Stock on February 6, 2003, as reported on the Nasdaq SmallCap Market.

This Registration Statement also relates to the Form S-8 Registration Statement No. 333-46086, the contents of which are incorporated herein by reference pursuant to General Instruction E to Form S-8. Under such Registration Statement the Registrant registered 50,000 shares of common stock for issuance under the Amtech Systems, Inc. 1998 Stock Option Plan.

This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8 and Securities Act Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference into this Registration Statement and shall be deemed a part hereof:

     (a) the Annual Report of Amtech Systems, Inc. ("Amtech") on Form 10-K for the fiscal year ended September 30, 2002, as amended by Form 10-K/A filed on February 11, 2003;

     (b) all reports filed by Amtech with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to September 30, 2002; and

     (c) the description of Amtech's common stock contained in Amtech's registration statement filed pursuant to Section 12 of the Exchange Act.

     All documents subsequently filed by Amtech pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. DESCRIPTION OF SECURITIES. Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to Amtech's Articles of Incorporation, it shall indemnify any and all of its existing and former directors, officers, employees, and agents against all expenses incurred by them and each of them, including, but not limited to legal fees, judgments, penalties, and amounts paid in settlement or compromise, which may arise or be incurred, rendered, or levied in any legal action brought or threatened against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of employment as director, officer, employee or agent of the corporation, whether or not any action is or has been filed against them and whether or not any settlement or compromise is approved by a court, indemnification shall be made by the corporation whether the legal action brought or threatened is by or in the right of the corporation or by any other person. Whenever any existing or former director, officer, employee, or agent shall report to the President of the corporation or the chairman of the Board of Directors that he or she has incurred or may incur expenses, including, but not limited to, legal fees, judgments, penalties, and amounts paid in settlement or compromise in a legal action brought or threatened against him or her for or on account of any action or omission alleged to have been committed by him or her while acting within the scope of his or her employment as a director, officer, employee or agent of the corporation, the Board of Directors shall, at its next regular or at a special meeting held within a reasonable time thereafter, determine in good faith, whether in regard to the matter involved in the action or contemplated action, such person acted, failed to act, or refused to act willfully or with gross negligence or with fraudulent or criminal intent. If the Board of Directors determines, in good faith, that such person did not act, fail to act, or refuse to act willfully or with gross negligence or with fraudulent or criminal intent, in regard to the matter involved in the action or contemplated action, such person acted, failed to act, or refused to act willfully or with gross negligence or with fraudulent criminal intent, indemnification shall be mandatory and shall be automatically extended as specified herein; provided, that the corporation shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been applicable shall have unreasonably refused to permit the corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Amtech pursuant to the foregoing provision, Amtech has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

Item 8. EXHIBITS.

     EXHIBIT
      NUMBER                    DESCRIPTION
      ------                    -----------

        4      1998 Stock Option Plan (as amended March 29, 2002)

        5 Form of opinion rendered by Squire, Sanders & Dempsey L.L.P (including consent)

       23.1    Consent of KPMG LLP

       23.2    Consent of Counsel (see Exhibit 5)

        24     Powers of Attorney

Item 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on this 11th day of February, 2003.

                                        AMTECH SYSTEMS, INC.,
                                        an Arizona corporation

                                        By /s/ Jong S. Whang
                                           -------------------------------------
                                           Jong S. Whang, President
                                           (Principal Executive Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                               TITLE                        DATE
---------                               -----                        ----

                             Chairman of the Board,            February 11, 2003
/s/ Jong S. Whang            President and Chief Executive
-----------------------      Officer (Chief Executive
Jong S. Whang                Officer)

/s/ Robert T. Hass           Vice President-Finance,           February 11, 2003
-----------------------      Chief Financial Officer,
Robert T. Hass               Secretary and Treasurer
                             (Chief Financial & Accounting
                             Officer) and Director

/s/ *                        Director                          February 11, 2003
-----------------------
Alvin Katz

/s/ *                        Director                          February 11, 2003
-----------------------
Bruce R. Thaw

*/s/ Robert T. Hass          Director                          February 11, 2003
-----------------------
Robert T. Hass
Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT                                                             PAGE OR
NUMBER                     DESCRIPTION                         METHOD OF FILING
------                     -----------                         ----------------

  4       1998 Stock Option Plan (as amended March 29, 2002)           *

  5       Form of opinion rendered by Squire, Sanders
          & Dempsey L.L.P (including consent)                          *

23.1      Consent of KPMG LLP                                          *

23.2      Consent of Counsel                                     See Exhibit 5

 24       Powers of Attorney                                  See Signature Page

----------
* Filed herewith.